Exhibit 99.1


Media 100 Reports Third Quarter 2003 Financial Results; 844/X
Shipments to End Users Continue to Grow

    MARLBORO, Mass.--(BUSINESS WIRE)--Oct. 2, 2003--Media 100 Inc. (NASDAQ: MDEA), a leading developer of advanced media systems, today reported financial results for its third quarter ending August 31, 2003.
    Net sales for the third quarter were $3.4 million, versus $5.4 million reported in the third quarter of fiscal 2002. On a generally accepted accounting principles (GAAP) basis, the Company reported a net loss attributable to common stockholders of $2.1 million, or $0.16 per share, in the third quarter versus $2.3 million, or $0.17 per share, in the third quarter of 2002.
    The Company shipped a record number of 844/X units to end users in the third quarter, growing the installed base by 33% over the second quarter of fiscal 2003. This increase was due in large part to the hiring of a new sales organization in North America that is focused on selling 844/X directly to end-users.
    "During the third quarter we transitioned from selling 844/X solely through resellers to also selling systems direct to end users ourselves," said John Molinari, president and chief executive officer for Media 100. "As the quarter progressed, we began to benefit with higher 844/X sales, which we expect to continue in the fourth quarter, particularly as our direct sales organization and new sales offices are up and running in full, and more and more 844/X users are spreading the word about the business and creative benefits of using the system."

    Third Quarter 2003 Highlights

    -- Shipped a record number of 844/X units, including more multiple-unit orders than in any previous quarter;

    --  Grew 844/X end-user installed base 33% versus Q2;

    -- Opened 844/X showcase offices supporting direct sales in Chicago, Denver, London (Soho), Los Angeles, Miami, and New York (TriBeCa);

    --  Shipped iFinish Version 4.6 software for Windows;

    --  Shipped Media 100 i Version 8.2 software for Mac OS X;

    -- Media 100 stockholders approved the remaining $1.5 million of the committed $2.5 million investment from Coghill Capital Management;

    --  Continued to ship 844/X to such flagship customers as:

        --  KXII, the CBS affiliate in Dallas, TX;

        --  WCAX, the CBS affiliate in Burlington, VT;

        --  WSET, the ABC affiliate in Lynchburg, VA;

        --  KLRN, the PBS affiliate in San Antonio, TX;

        --  First Tennessee Bank in Memphis, TN;

        --  The World Bank in Washington D.C.

    Forward Looking Guidance

    The Company is targeting increased revenues, based on sales growth of 844/X, and a lower net loss in the fourth quarter versus the third quarter.

    Conference Call Information:

    The Company will host a conference call today at 11:00 a.m. EDT to highlight details of its financial results.

    Date:
    Thursday, October 2, 2003

    Time:
    11:00 a.m. Eastern Daylight Time
    10:00 a.m. Central Daylight Time
    9:00 a.m. Mountain Daylight Time
    8:00 a.m. Pacific Daylight Time

    Dial-In Number:
    888-417-2317 (Domestic)
    973-935-2405 (International)

    For those unable to participate, there will be an audio replay available from October 2, 2003 at 1:00 p.m. EDT through October 15, 2003 at 11:59 p.m. EDT.

    To listen to the audio replay, please dial:

    Domestic: 877-519-4471
    International: 973-341-3080
    Replay Pin code: 4205473

    Additionally, a live Webcast of the conference call will be available at www.media100.com. A replay of the live Webcast will also be available through October 30, 2003 at www.media100.com.

    About Media 100

    Media 100 develops advanced media systems for content design, enabling creative professionals to design highly evocative effects-intensive work all on a personal computer. Creative artists and content design teams around the world use the Company's Emmy Award-winning solutions. Media 100 is headquartered in Marlboro, Massachusetts. For more information, please visit www.media100.com.

    Forward Looking Statements

    This press release includes "forward-looking statements." All statements other than statements of historical fact are statements that could be deemed forward-looking statements. All forward-looking statements in this press release are made based on management's current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are changes in overall economic conditions, changes in demand for the Company's products, changes in inventories at the Company's customers and distributors, technological and product development risks, competitors' actions, loss of key customers, order cancellations or reduced bookings, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, the raising of additional funds and the dilutive effect to existing stockholders caused by the issuance of equity or convertible debt securities along with the rights, preferences and privileges of the securities being sold that may be superior to those of holders of the Company's common stock, possible future delisting of the Company's common stock by Nasdaq (including impairment of the marketability and liquidity of the Company's common stock, the impairment of the Company's ability to raise capital and other risks associated with trading on The Nasdaq SmallCap Market), and risks associated with the Company's international operations. For detailed information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company's filings with the Securities and Exchange Commission, including the Company's most recent Quarterly Report on Form 10-Q. The Company does not undertake any obligation to update forward-looking statements made herein.

    Media 100, 844/X and i are registered trademarks and iFinish is a trademark of Media 100 Inc. All other products and brand names are trademarks or registered trademarks of their respective holders.



                    MEDIA 100 INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS


                                           Three Months Ended

                                               As a             As a
                                              Percent          Percent
(in thousands, except                Aug. 31,   of    Aug. 31,   of
 per share data)                       2003    Sales    2002    Sales
                                     ---------------------------------

Net sales:
   Products                           $2,138    63.8%  $3,931    73.2%
   Services                            1,213    36.2%   1,437    26.8%
                                     -------- ------- -------- -------
Total net sales                        3,351   100.0%   5,368   100.0%

Cost of sales                          1,697    50.6%   2,734    50.9%
                                     -------- ------- -------- -------

   Gross profit                        1,654    49.4%   2,634    49.1%

Operating expenses:
   Research and development            1,431    42.7%   2,101    39.1%
   Selling and marketing               1,412    42.1%   1,650    30.7%
   General and administrative            672    20.1%     796    14.8%
   Amortization and write-off of
     intangible assets                     -     0.0%     279     5.2%
   Restructuring charge                  (21)   -0.6%     299     5.6%
                                     -------- ------- -------- -------
        Total operating expenses       3,494   104.3%   5,125    95.5%
                                     -------- ------- -------- -------

Operating loss                        (1,840)  -54.9%  (2,491)  -46.4%

Interest income, net                       2     0.1%      31     0.6%

Other income (expense)                  (135)   -4.0%     204     3.8%
                                     -------- ------- -------- -------

Loss before benefit from
 income taxes                         (1,973)  -58.9%  (2,256)  -42.0%

Benefit from income taxes                  -     0.0%       -     0.0%
                                     -------- ------- -------- -------
Net loss                              (1,973)  -58.9%  (2,256)  -42.0%
                                     -------- ------- -------- -------

Dividend payable to preferred
 stockholder                              89     2.7%       0     0.0%
                                     -------- ------- -------- -------
Net loss attributable to common
 stockholders                        ($2,062)  -61.5% ($2,256)  -42.0%
                                     ======== ======= ======== =======

Loss per share attribuable to common:

Basic                                 ($0.16)          ($0.17)
Diluted                               ($0.16)          ($0.17)

Weighted average common shares
   outstanding:

Basic                                 13,196           12,910

Diluted                               13,196           12,910






                    MEDIA 100 INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS


                                           Nine Months Ended

                                               As a             As a
                                              Percent          Percent
(in thousands, except                Aug. 31,   of    Aug. 31,   of
 per share data)                       2003    Sales    2002    Sales
                                    ----------------------------------

Net sales:
   Products                          $9,564    72.0%  $11,862    72.1%
   Services                           3,716    28.0%    4,583    27.9%
                                    -------- ------- --------- -------
Total net sales                      13,280   100.0%   16,445   100.0%

Cost of sales                         6,648    50.1%    8,606    52.3%
                                    -------- ------- --------- -------

   Gross profit                       6,632    49.9%    7,839    47.7%

Operating expenses:
   Research and development           4,993    37.6%    7,227    43.9%
   Selling and marketing              4,468    33.6%    6,614    40.2%
   General and administrative         1,858    14.0%    3,329    20.2%
   Amortization and write-off of
     intangible assets                    -     0.0%    1,044     6.3%
   Accelerated depreciation               -     0.0%      849     5.2%
   Settlement of litigation               -     0.0%      924     5.6%
   Restructuring charge                 193     1.5%      299     1.8%
                                    -------- ------- --------- -------
        Total operating expenses     11,512    86.7%   20,286   123.4%
                                    -------- ------- --------- -------

Operating loss                       (4,880)  -36.8%  (12,447)  -75.7%

Interest income, net                     38     0.3%      146     0.9%

Other income                            217     1.7%      390     2.5%
                                    -------- ------- --------- -------

Loss before benefit from
 income taxes                        (4,625)  -34.8%  (11,911)  -72.3%

Benefit from income taxes                 0     0.0%     (102)   -0.6%
                                    -------- ------- --------- -------
Net loss                            ($4,625)  -34.8% ($11,809)  -71.8%
                                    ======== ======= ========= =======

Dividend payable to preferred
 stockholder                             89     1.3%        0     0.0%
                                    -------- ------- --------- -------
Net loss attributable to common
 stockholders                       ($4,714)  -70.9% ($11,809) -137.2%
                                    ======== ======= ========= =======

Loss per share attribuable to
 common:

Basic                                ($0.36)           ($0.92)

Diluted                              ($0.36)           ($0.92)

Weighted average common shares
   outstanding:

Basic                                13,106            12,777

Diluted                              13,106            12,777





                    MEDIA 100 INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS



                                                   Aug. 31,  Nov. 30,
(in thousands)                                       2003      2002
                                                  --------- ---------

ASSETS:

Current assets:
   Cash, cash equivalents and
   securities                                       $1,249    $4,699
   Restricted cash                                     215     3,184
   Accounts receivable, net                          1,703     2,435
   Inventories,net                                   1,065     2,447
   Prepaid expenses and other current assets           761       516
                                                  --------- ---------
   Total current assets                              4,993    13,281

Property and equipment, net                          1,349     1,870

Intangible assets, net                                 102       145
                                                  --------- ---------
Total assets                                        $6,444   $15,296
                                                  ========= =========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                   $711    $1,295
   Accrued expenses                                  2,624     5,588
   Deferred revenue                                  2,759     4,504
                                                  --------- ---------
   Total current liabilities                         6,094    11,387

Series A convertible preferred stock                 1,045         -

Stockholders' equity:
   Common stock                                    218,500   218,449
   Treasury stock                                      (78)      (78)
   Accumulated deficit                            (218,944) (214,319)
   Accumulated other comprehensive loss               (173)     (143)
                                                  --------- ---------
   Total stockholders' equity                         (695)    3,909
                                                  --------- ---------

Total liabilities and stockholders' equity          $6,444   $15,296
                                                  ========= =========

    CONTACT: Media 100 Inc.
             Steve Shea, 508-263-5200
             sshea@media100.com
             or
             KCSA Worldwide
             Evan Smith, 212-896-1251
             esmith@kcsa.com